                                                                       Ex. 10.42

                   OPTION AND RIGHT OF FIRST OFFER AGREEMENT


          This OPTION AND RIGHT OF FIRST OFFER AGREEMENT (the "Agreement") is
                                                               ---------
executed on and effective as of June 24, 1993, by and between MISSOURI BOARDWALK, INC., a New Jersey corporation ("Owner"), whose address is c/o
                                            -----
Midlantic National Bank, 499 Thornall Street, Metro Park Plaza, Edison, New Jersey 08837 and TRUMP PLAZA ASSOCIATES, a New Jersey general partnership

("Optionee"), whose address is Mississippi Avenue and The Boardwalk, Atlantic
----------
City, New Jersey 08401.


                                R E C I T A L S:
                                ---------------

          A. Owner is the owner and/or lessee of a certain parcel of land located in Atlantic City, New Jersey and described on Exhibit A attached hereto
                                                      ---------
and made a part hereof (the "Land").
                             ----

          B. Optionee desires to receive from Owner an option to purchase the Land in order to potentially expand certain of Optionee's operations and facilities currently located on adjacent land.

          C. Owner desires to grant Optionee such purchase option in return for Optionee's agreement to satisfy certain real estate taxes and other property expenses of the Land through and including the Termination Date (as hereinafter defined).

          D. Owner and Optionee acknowledge that contemporaneously with the execution of this Agreement, Owner, as landlord, is entering into a certain lease of the Land (the "Lease") with Donald J. Trump ("Trump"), pursuant to
                        -----                          -----
which Trump, as tenant, shall also have certain rights and interests in and to the Land.


                               A G R E E M E N T:
                               -----------------

          NOW, THEREFORE, in consideration of Ten Dollars ($10.00), Optionee's agreement to pay certain property-related expenses, as set forth in Section 2 below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Optionee agree as follows:

          1.  Option Grant.  In consideration of the sums payable by Optionee
              ------------
pursuant to Section 2 and the other consideration described herein, Owner hereby grants and conveys to Optionee, for the duration of the Term (as hereinafter defined), the exclusive right and option (the "Option"), revocable only upon the
                                               ------
termination of this Agreement, to purchase the Land, together with all easements, rights and appurtenances attached or related thereto and all improvements located thereon (the "Property") for the Option Purchase Price set
                                   --------
forth in Section 5 below.

          2.  Payment of Certain Property Expenses.  This Option is granted, in
              ------------------------------------
part, in consideration of Optionee's agreement to pay throughout the Term and until the Termination Date those Property costs and expenses as described in
Schedule 1, attached hereto and made a part hereof.  Owner and Optionee
----------
acknowledge and agree to be bound by those covenants and obligations regarding the payment of such costs and expenses set forth in Schedule 1.
                                                    ----------

          3.  Term.  The term of this Agreement and the term of the Option and
              ----
Right of First Offer (as hereinafter defined) granted hereunder (the "Term")
                                                                      ----
commences on the date of execution of this Agreement by Owner and terminates, unless earlier terminated pursuant to Section 12, at 6:00 p.m. on June 30, 1998 (the "Termination Date").
      ----------------

          4.  Exercise of Option.  The Option shall be exercised by notice in
              ------------------
writing, signed and delivered by Optionee to Owner (the "Option Notice") at any
                                                         -------------
time during the Term. If the Option is not exercised prior to the end of the Term, it shall automatically terminate without further notice. The Option Notice shall set forth Optionee's irrevocable commitment to exercise the Option, the Option Purchase Price (as hereinafter defined), and the proposed date of the Closing (as hereinafter defined). The Closing shall occur within ninety (90) days from the date of the Option Notice and may occur after the expiration of the Term if the Option is exercised within ninety (90) days of the Termination Date.

          5.  Option Purchase Price.  At the Closing, Optionee shall pay to
              ---------------------
Owner in immediately available funds a purchase price (the "Option Purchase
                                                            ---------------
Price") equal to (a) the following price determined in accordance with the
-----
calendar year when the Option Notice is sent:

           Year of Exercise   Option Price
          ------------------  -------------
                               (millions)

            1993 - 1994            $ 26.0
                1995               $ 27.0
                1996               $ 28.0
                1997               $ 29.0

                1998               $ 30.0;

less (b) any ROFO Price (as hereinafter defined) previously paid by Optionee to
----
Owner less (c) any Proceeds (as hereinafter defined) previously received by
      ----
Owner.  As used herein, "Proceeds" means (i) any insurance proceeds, following a
                         --------
casualty loss to any portion of the Property, which Owner receives and retains pursuant to the Lease or this Agreement (but only to the extent that such proceeds are not used to restore or reconstruct any portion of the Property), and (ii) any awards, following a taking of all or a portion of the Property by condemnation or eminent domain, which Owner receives and retains pursuant to the Lease. Except as set forth above, the Option Purchase Price shall not be reduced by any sums paid by Optionee pursuant to Section 2 hereof or any other amounts whatsoever.

          6.  Right of First Offer.  In addition to the Option, in consideration
              --------------------
of the sums payable by Optionee pursuant to Section 2 and the other consideration described herein, Owner hereby grants and conveys to Optionee an exclusive (except for a subordinate right of first offer granted to Trump pursuant to a certain Modification Agreement dated as of substantially even date herewith, between Trump and Midlantic National Bank (the "Midlantic
                                                          ---------
Modification")) right of first offer (the "Right of First Offer"), revocable
                                           --------------------
only upon the termination of this Agreement, to purchase the Property or any portion thereof as hereinafter provided. If Owner receives during the Term a bona fide written third-party offer which is acceptable to Owner in its sole
---- ----
discretion, Owner shall notify Optionee in writing and shall disclose to Optionee the proposed purchase price (the "ROFO Price") and all other material
                                           ----------
terms and conditions of such offer, except that Owner shall not be required to disclose the identity or address of the proposed purchaser. Optionee agrees to keep all such information strictly confidential, except as it may become necessary to disclose the ROFO Price and other information to Optionee's potential sources of financing as well as to the Credit and Override Lenders (as defined in the Midlantic Modification), who or which in each case shall have been advised in writing by Optionee of the confidentiality thereof. Optionee shall have ten (10) days after receipt of such written notice and disclosure to irrevocably and unconditionally commit, through written notice to Owner (the "ROFO Notice"), to exercise its Right of First Offer. Within ten (10) days
------------
after sending Owner a ROFO Notice indicating such commitment to exercise its Right of First Offer, Optionee shall deposit with Owner $3,000,000 (the "Deposit") in immediately available funds, to be credited by Owner toward the
 -------
ROFO Price payable at the Closing, or if the Closing does not timely occur through no fault of Owner, to be retained by Owner as liquidated damages. The

Closing shall occur within ninety (90) days of the date the ROFO Notice is sent by Optionee to Owner; provided, however, the Closing may be extended for up to an additional thirty (30) days if Owner has received, within ninety (90) days of the ROFO Notice date, written evidence reasonably satisfactory to Owner (including, but not limited to, a fully-executed commitment letter) of the availability to Optionee and Optionee's acceptance of any financing being used to pay the balance owing on the ROFO Price. If no ROFO Notice is sent within the time period specified above or if Optionee does not deliver to Owner in immediately available funds at Closing the ROFO Price (less the credit thereto in the amount of the Deposit) or otherwise fails or refuses to close title to the Property, Owner may proceed to consummate the transaction with the third-party purchaser at the same ROFO Price (subject to customary closing adjustments) and upon substantially the same other terms and conditions previously disclosed by Owner to Optionee. Notwithstanding the foregoing, if the ROFO Price is higher than the then-applicable Option Price, Optionee shall have the right to obtain title to the Property through exercise of its Option hereunder, including payment of the applicable Option Price. If, for any reason, the proposed sale to the third-party purchaser does not close and title to the Property does not pass to such party, Optionee's Right of First Offer shall be and is hereby automatically reinstated under the same terms and conditions set forth above. If such third-party sale of all or a portion of the Property closes and provided that this Agreement has not been terminated for any reason prior to (and not as a result of) such transfer, (a) such transfer shall be subject to this Agreement and the continuing rights of Optionee under this Agreement and, if the Lease is then in effect, such transfer shall also be subject to the Lease and the continuing rights of the Lessee under the Lease, and (b) as a condition to and prior to the closing of such third-party purchase or the recording of any instruments of conveyance in the appropriate real property records of Atlantic County, New Jersey, Owner agrees to record, in all such public real property records, this Agreement (or such memorandum or other evidence of this Agreement as is reasonably acceptable to Optionee and as may be reasonably required by a title insurance company in order to insure Optionee's rights hereunder) and, if applicable, a memorandum or short-form version of the Lease. Once (x) this Agreement or such other evidence of this Agreement, and
(y) if applicable, a memorandum or short-form version of the Lease, is in each case properly filed in the appropriate public records and so long as each remains of record therein, Owner shall have no further obligation to record, respectively, this Agreement or any memorandum or other evidence hereof, and a memorandum or short-form version of the Lease.

          7.  Closing.  At the consummation (the "Closing") of the conveyance
              -------                             -------
and transfer of the Property from Owner to Optionee or to such affiliate or designee as Optionee may designate, whether pursuant to exercise of the Option or the Right of First Offer, the following shall occur:

          a. Optionee shall pay to Owner in immediately available funds the Option Purchase Price, where the Option has been exercised, or the ROFO Price (less the credit thereto in the amount of the Deposit), where the Right of First Offer has been exercised;

          b. Owner shall convey and transfer the subject portion of the Property to Optionee or to its designated affiliate or designee through appropriate instruments, including a leasehold assignment as to that portion of the Land leased to Owner, and as to the remainder of the Land a deed of bargain and sale with covenant against grantor's acts, subject only to current taxes, title exceptions created solely through an act or omission of Optionee and those title exceptions listed on Exhibit B,
                                                               ---------
     attached hereto and made a part hereof (other than those mortgage liens, security interests and assignments held by Midlantic National Bank, all of which shall be released of record with respect to the subject portion of the Property in connection with the Closing); and provided, however, notwithstanding anything in this Agreement to the contrary, Owner shall have no responsibility or liability (other than agreeing to reasonably cooperate with Optionee at Optionee's expense) for obtaining any consent from the landlord under the Rothenberg lease described in Section 1.1(f) of
     Schedule 1 to this Agreement, and if Optionee fails to obtain such consent, the subject portion of the Property shall be conveyed without including a conveyance of the Rothenberg leasehold and without any diminution or reduction in the applicable Option Purchase Price or ROFO Price, but otherwise in conformity with the Closing requirements set forth in this
     Section 7;

          c. Optionee shall pay all documentary and transfer taxes imposed as a result of such conveyance;

          d. Owner shall deliver to Optionee actual, physical possession of the Property (subject, in the case of any transfer pursuant to the Right of First Offer, to the continuing rights, if any, of Trump under the Lease), without any representation or warranty by or recourse to Owner of any kind or nature (except as to the status of title to the Property described in Section 7(b) above), together with copies of any governmental permits or licenses or any material notices or communications received by Owner during its ownership of the Property relating to the Property or to Optionee's intended development and use of the Property; and

          e. Each party shall reasonably cooperate with the other to execute such other instruments as may be necessary or appropriate to comply with the terms of this Agreement, including such instruments as affidavits of title, evidence of corporate authority, affidavits of consideration and other documents and instruments required under applicable law or otherwise necessary or appropriate to consummate any of the transactions contemplated hereby.

          8.   Access to Property.  At any reasonable time and as often as
               ------------------
necessary during the Term or until the Closing if an Option Notice or ROFO Notice has been timely given, Optionee and its employees, agents, contractors and subcontractors may enter upon and shall have access to the Property to do and perform all demolition, surveying, engineering, environmental studies, soil borings and other tests and acts deemed necessary by Optionee to satisfy Optionee that the Land is suitable for the uses intended by Optionee. Any such tests and acts shall be at Optionee's sole cost and expense, and Optionee shall indemnify and hold Owner and the Property free and harmless from and against any liens and claims arising out of such tests and acts. Optionee acknowledges that Trump also has certain access rights and other rights in and to the Property pursuant to his status and rights as current tenant under the Lease. During the term of this Agreement and prior to Closing, Owner shall promptly provide to Optionee all material notices, complaints and other communications which it receives relating in any manner to the Property or Optionee's intended development and use thereof. Owner agrees to reasonably cooperate, at no expense to Owner, with Optionee in any efforts by Optionee at any time during the term hereof to obtain any governmental approvals, permits or licenses sought by Optionee in connection with its intended development and use of the Property.

          In addition to the foregoing, Optionee and its employees, agents, contractors and subcontractors shall have all necessary rights of access, during the Term of this Agreement, to initiate the development of the Property and the construction of certain improvements thereon so long as Optionee continues to comply with this Agreement, including, without limitation, the payment of all sums set forth in Section 2 hereof, as said sums may be increased as a result of such development and/or construction, and so long as Optionee satisfies those covenants and obligations regarding construction and insurance set forth in

Schedule 2, attached hereto and made a part hereof, including, without
----------
limitation, that requirement to obtain Owner's prior consent to certain plans and specifications for such construction. Upon Optionee's compliance with such covenants set forth in Schedule 2 hereto (including, without limitation, the
                       ----------
procurement of all necessary insurance coverages, building and other permits and the approval, to the extent required by applicable law, of the Casino Control Commission), Optionee and its employees, agents, contractors and subcontractors shall have the right to enter upon the Property to perform and complete such development and construction and for such other limited purposes as are directly related thereto, including, without limitation, the right, acknowledged herein by Owner, to afford certain pedestrian access to members of the general public for purposes of pedestrian ingress to and egress from and across the Atlantic City Boardwalk, through that portion of the Property commonly known as the "Holiday Inn Hotel" site, and then to and from the adjoining casino/hotel complex currently operated by Optionee; provided, however, (a) such pedestrian access right is not intended and shall not constitute a public dedication or easement from Owner, and shall terminate automatically upon the expiration or termination of this Agreement, and (b) such limited rights of access and development do not, under any circumstances, permit Optionee to occupy any portion of the Property for the purpose of opening hotel rooms or other overnight accommodations thereon, or for any other purpose not set forth above, at any time prior to Optionee's assumption of the tenant's interests under the Lease or prior to passage of title to the Property to Optionee or its designee pursuant to the exercise of its rights under this Agreement.

          9.   Title Issues.  Optionee shall have the right to assign its rights
               ------------
hereunder only in connection with a sale, transfer or lease of all or substantially all of its assets in such manner as is permitted in a certain indenture agreement of substantially even date herewith, among Trump Plaza Funding, Inc., as issuer, Optionee, as guarantor, and First Bank National Association, as trustee (the "Trustee"). Optionee shall also have the right,
                              -------
without notice to or consent of Owner, to grant to the Trustee those security interests in and collateral assignments of its rights hereunder as are dated as of substantially even date herewith, and shall have the right to grant future security interests and assignments to Trustee or Trustee's successor following prior notice to, but without the necessity of obtaining the consent of, Owner. Owner agrees that, following any foreclosure of the Trustee's security interest herein and provided that the Trustee promptly cures any Optionee default then existing hereunder and that this Agreement has not previously expired or been terminated pursuant to Section 12 hereof, the Trustee shall succeed to the rights and obligations of Optionee hereunder and may transfer the same to any successor or assign who succeeds to all or substantially all of the assets of Optionee and assumes in writing Optionee's obligations hereunder. Owner shall have the right to sell and transfer all or any portion of the Property, provided that Optionee continues to hold its rights hereunder, including, without limitation, its Option and Right of First Offer, each of which shall continue to be effective and exercisable by Optionee against subsequent owners of the Property throughout the Term. As a condition precedent to any such sale or transfer by Owner, Owner shall cause this Agreement (or such memorandum or other evidence of this Agreement as is reasonably acceptable to Optionee and as may be reasonably required by a title insurance company in order to insure Optionee's rights hereunder) to be recorded in the appropriate real property records of Atlantic County, New Jersey prior to the recording of any documents or instruments relating to such sale or transfer. Once this Agreement or such other evidence of this Agreement is properly filed in the appropriate public records and so long as it remains of record therein, Owner shall have no further obligation to record this Agreement or any memorandum or other evidence hereof. Promptly following any such sale or transfer, Owner shall notify Optionee in writing of the name and address of the new owner of the Property and "Owner" hereunder. If there is a sale to a third party of some but not all of the Property and Optionee does not exercise its Right of First Offer with respect thereto, Optionee shall be instructed in writing (and may rely thereon) which entity then owning a portion of the Property shall be deemed "Owner" under this Agreement solely for the purposes of receiving and allocating (a) those Property expenses paid by Optionee pursuant to Section 2 hereof and (b) any Option Purchase Price paid by Optionee pursuant to Section 5 hereof.

          10.  No Termination For Lease Default; New Lease.  A tenant default
               -------------------------------------------
under or breach of the Lease shall not affect in any manner this Agreement, and shall not terminate, impair or affect the Option and Right of First Offer granted to Optionee hereunder. If, following a Lease default, Owner terminates the Lease or retakes possession of the Leased Premises without terminating the Lease, Owner agrees that either Optionee or Trustee may, each in its sole discretion exercisable within ninety (90) days of written notice of such termination from Owner, and Owner does hereby grant to Optionee and Trustee an option to, enter into, as tenant, a new lease of the Property on terms and conditions identical to those set forth in the Lease, provided that the exercising party first cures all defaults then existing under the Lease. If Owner terminates this Agreement pursuant to Section 12, Owner agrees that Trustee may, in its sole discretion exercisable within sixty (60) days of written notice of such termination from Owner, and Owner does hereby grant to Trustee an option to, reinstate this Agreement in favor of Trustee, as Optionee, as though this Agreement had never been terminated, provided that Trustee first cures all defaults then existing under this Agreement.

          11.  Representations and Covenants.  In addition to those
               -----------------------------
representations and covenants elsewhere contained in this Agreement, Optionee and Owner, respectively, represent, warrant and covenant to, respectively, Owner and Optionee as follows:

          (1) Optionee's representations, warranties and covenants:

               a. Optionee (i) is a general partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has the requisite partnership power and authority and the legal right to enter into this Agreement and the agreements contained herein; (iii) has all necessary licenses, permits, consents or approvals from or by, and has made all necessary filings with, and has given all necessary notices to, all governmental authorities having jurisdiction and all other persons, to the extent required for entering into this Agreement; and (iv) is in compliance with its partnership agreement and other organizational documents;

               b. The execution, delivery and performance by Optionee of this Agreement and all instruments and documents to be delivered by Optionee at any time hereafter pursuant to this Agreement: (i) are within Optionee's partnership power; (ii) have been duly authorized by all necessary or proper partnership action, including, without limitation, the consent of partners where required; (iii) are not in contravention of any provision of Optionee's partnership agreement;
          (iv) are not in contravention of any provision of Optionee's managing partner's certificate of incorporation or by-laws; (v) will not violate any law or regulation, including, without limitation, the Casino Control Act and any rules or regulations of the Casino Control Commission, or any order or decree of any court or governmental authority or arbitrator; (vi) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Optionee is a party or by which Optionee or any of its property is bound; (vii) will not result in the creation or imposition of any lien upon any of the property of Optionee; and
          (viii) do not require the consent or approval of any governmental authority or any other person other than those which have been obtained prior to the date hereof. This Agreement constitutes a legal, valid and binding obligation of Optionee enforceable against it in accordance with its terms (except as may be limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles); and

               c. Optionee does not know of any pending or threatened condemnation proceedings involving the Property, or any material pending or threatened lawsuits involving the Property, and the Notices to Repair or Demolish dated April 21, 1993, issued by the Demolition Unit of the City of Atlantic City have been withdrawn, stayed pending appeal or otherwise satisfied as previously disclosed in writing to Owner (with written confirmation of such withdrawal or satisfaction from the Demolition Program Coordinator of the City of Atlantic City having previously been delivered to Owner).

          (2) Owner's representations, warranties and covenants:

               a. Owner (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has the requisite corporate power and authority and the legal right to enter into this Agreement and the agreements contained herein; (iii) has all necessary licenses, permits, consents or approvals from or by, and has made all necessary filings with, and has given all necessary notices to, all governmental authorities having jurisdiction and all other persons, to the extent required for entering into this Agreement; and (iv) is in compliance with its articles of incorporation, by-laws and other organizational documents;

               b. The execution, delivery and performance by Owner of this Agreement and all instruments and documents to be delivered by Owner at any time hereafter pursuant to this Agreement: (i) are within Owner's corporate power; (ii) have been duly authorized by all necessary or proper corporate action, including, without limitation, the vote of the board of directors where required; (iii) are not in contravention of any provision of Owner's articles of incorporation, by-laws and other organizational documents; (iv) will not violate any law or regulation, including, without limitation, the Casino Control Act and any rules or regulations of the Casino Control Commission, or any order or decree of any court or governmental authority or arbitrator; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Owner is a party or by which Owner or any of its property is bound; (vi) will not result in the creation or imposition of any lien upon any of the property of Owner; and (vii) do not require the consent or approval of any governmental authority or any other person other than those which have been obtained prior to the date hereof. This Agreement constitutes a legal, valid and binding obligation of Owner enforceable against it in accordance with its terms (except as may be limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles);

               c. The Owner identified by name in the introductory paragraph of this Agreement is now and throughout the term of this Agreement shall always remain a wholly-owned subsidiary of Midlantic National Bank having as its sole permitted purpose the ownership of the Property and the fulfillment of the rights and obligations afforded the "Owner" hereunder and the "Lessor" under the Lease, and Owner shall not engage in any other functions or purposes whatsoever; and

               d. The Owner identified by name in the introductory paragraph of this Agreement is not now and at Closing (if then the transferor of the Property) shall not be a "foreign person" as defined in Section 1445 of the Internal Revenue Code.

          (3) Notwithstanding anything herein or any implication herein to the contrary, Owner makes no representations or warranties of any kind or character, express or implied, regarding the suitability of the Land for Optionee's intended purposes.

          12.  Remedies.  If Optionee properly exercises the Option or Right of
               --------
First Offer and Owner fails to perform its obligations hereunder, or if Owner breaches its obligation under Section 10 to, under the circumstances provided therein, enter into a new lease with Optionee, Optionee shall be entitled to enforce the same by specific performance and/or to obtain damages resulting therefrom. If Optionee exercises its Option or Right of First Offer but fails to pay at Closing the applicable purchase price, Owner shall be entitled to retain all moneys previously paid to Owner or on behalf of the Property as liquidated damages for breach of Optionee's obligation to consummate such transaction and/or to terminate this Agreement and to obtain damages as set forth below. If Optionee fails to pay (subject to the contest rights described in Item 1.4 of Schedule 1 attached hereto) those sums required under Section 2 or any other covenant or agreement hereunder within thirty (30) days of written notice of default by Owner to Optionee and to the Trustee, or if any representation or warranty made by Optionee herein shall be false or misleading in any material respect, Owner shall have the right to terminate this Agreement and the Option and Right of First Offer granted hereunder and to obtain damages as set forth below. Owner also shall have the right to terminate this Agreement and obtain damages as set forth below in the event that title to the Property as conveyed by Trump to Owner is rescinded, revoked or is otherwise ineffective or unenforceable (whether as a consequence of any bankruptcy or insolvency of Trump or otherwise), and under such circumstances Owner shall have no further obligation or liability to Optionee. Except as set forth in the three (3) preceding sentences, neither Owner nor any other subsequent owner of the Property shall have any right to terminate this Agreement or the Option and Right of First Offer granted hereunder at any time prior to the Termination Date. Optionee agrees to pay, upon any such termination of this Agreement, damages to Owner in an amount equal to (a) the then present value of all Property expenses payable under Section 2 hereof calculated as if paid through the Termination Date, assuming a constant rate of inflation for each such item of cost and an interest-rate factor equal to Midlantic's then existing prime rate of interest plus one percent (1%) per annum plus (b) the costs of
                                                 ----
demolition of all improvements then located on the Land and restoration thereof to vacant land suitable as a building site, unless such improvements have been accepted in writing by Owner. Under no circumstances shall Optionee be entitled to any credit or damages for any improvements to or refurbishments of the Property, regardless of whether the same may have been approved or accepted by Owner. Breach of any representation or covenant contained herein which is not expressly addressed in the preceding sentences of this section shall entitle the non-breaching party, following thirty

(30) days' written notice and cure period afforded to the breaching party (and to the Trustee if Optionee is the breaching party), to pursue all available remedies at law or in equity. Any termination of this Agreement by Owner shall be subject to, and conditional upon, Trustee's reinstatement right under Section
10. In the event of a termination of this Agreement pursuant to this Section 12 and the failure of Trustee to exercise its reinstatement right under Section 10, Owner may partition and separate all or any part of the Property from any adjoining or contiguous property integrated with the Property with respect to any improvement, any portion of which is located on the Land. The right to partition shall include, without limitation, the right to demolish, sever or otherwise separate the Building (as defined in Schedule 2) from any building, structure or improvement located on adjoining premises. Owner shall have no liability to Optionee on account of the exercise of any such rights of partition except for any liability resulting from the gross negligence or wanton or wilful misconduct of Owner and its agents, employees, invitees and licensees or anyone claiming through Owner.

          13.  Nonrecourse.  Notwithstanding anything herein or in any other
               -----------
agreement to the contrary, optionee is liable hereunder only to the extent of the assets (present and future) of Optionee and no partner, officer, committee or committee member of Optionee or any partner therein or of any partnership affiliate of Optionee, or any incorporator, officer, director or shareholder of any corporate partner of Optionee or of any corporate affiliate of Optionee, or any affiliate or controlling person or entity of any of the foregoing, or any agent or employee of any of the foregoing, or any successor, personal representative, heir or assign of any of the foregoing, in each case past, present or as they may exist in the future, shall be liable in any respect (including, without limitation, the breach of any representation, warranty, covenant, agreement, condition or indemnification or contribution undertaking contained herein or therein) under, in connection with, arising out of or relating to this Agreement or any other agreement, document, certificate, instrument or statement (oral or written) related to, executed or to be executed, delivered or to be delivered, or made or to be made, or any omission made or to be made, in connection with any of the foregoing or any of the transactions contemplated in any such agreement, document, certificate, instrument, or statement; provided, however, the foregoing shall not affect or modify any of the obligations of the parties to the Lease or the Midlantic Modification or with respect to the transactions contemplated thereby (other than this Agreement and any other instruments required to be executed by Optionee in connection with or pursuant to this Agreement).

          14.  Notices.  Any notice, demand or other communication
               -------
(collectively, "notices") which, under the terms of this Agreement or under any
                -------
statute, must or may be given by the parties hereto shall be in writing (and, if sent by mail, certified or registered, return receipt requested) or by telegraph or telex and shall be deemed to have been duly given or made (a) when delivered by hand, or (b) when received by the addressee thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, or sent by Federal Express, Express Mail or other similar overnight courier service, or (c) in the case of telegraphic notice, when delivered to the telegraph company, or
(d) in the case of telex notice, when sent, answerback received, addressed (i) in the case of notices to Owner, to Owner at the address first above written, and (ii) in the case of notices to Optionee, to Optionee at the address first above written, with a copy to First Bank National Association, as Trustee, c/o First Trust National Association, 180 East Fifth Street, St. Paul, Minnesota 55010, Attn: Corporate Trust Department. By notice to Owner, Optionee and the Trustee, any party may designate by notice in writing a new or other address to which notices shall thereafter be given.

          15.  Guarantee of Owner's Obligations.  For value received, Midlantic
               --------------------------------
National Bank, a national banking association "Midlantic"), hereby absolutely,
                                               ---------
unconditionally and irrevocably guarantees to Optionee the punctual performance when due of all obligations of Owner hereunder. This guarantee is a continuing guarantee of Midlantic, remaining in full force and effect until the transfer of title to all of the Property at a Closing pursuant to the terms and conditions set forth in Section 7 hereof. Midlantic is liable to Optionee as a primary obligor for all Owner obligations and liabilities hereunder. Midlantic's obligations under this guarantee are independent of the obligations of the Owner hereunder, and enforcement of the obligations of Owner hereunder may be sought against Midlantic whether or not demand has first been upon Owner and whether or not owner is joined in any such enforcement action. Notwithstanding the generality of the foregoing, Owner and Midlantic acknowledge and agree that if, after optionee's proper exercise of the Option or Right of First Offer set forth herein, Owner fails or is unable, for any reason, to properly transfer title to the Property, Midlantic shall be liable to Optionee for all damages suffered as a result thereof. Midlantic and Owner acknowledge and agree that during the Term neither a foreclosure of or other enforcement of or realization under any liens currently or hereafter held by Midlantic or its subsidiaries or affiliates and encumbering the Property or portions thereof, nor any sale or transfer of all or any portion of the Property pursuant thereto, shall operate to terminate or affect this

Agreement or Optionee's rights hereunder, including, without limitation, Optionee's right to enter into a new lease of the Property under the circumstances described in Section 10 hereof. Prior to the recording of this Agreement, as a condition precedent to (a) Midlantic's ability to sell or transfer any liens currently or hereafter held by it and encumbering the Property and (b) Owner's right to encumber its interest in the Property, Midlantic and Owner, respectively, shall obtain from any such future holder of a mortgage, deed of trust, or similar instrument which is a lien on Owner's interest in the Property, an instrument, in recordable form, executed by such holder, setting forth such holder's agreement with the provisions of the preceding sentence. Once this Agreement or such other evidence of this Agreement is properly filed in the appropriate public records and so long as it remains of record therein, Owner and Midlantic shall have no further obligation to record any such instrument.

          16.  Entire Agreement: Amendment.  This document contains the entire
               ---------------------------
agreement between the parties relating to the Option and Right of First Offer. Any oral representations or modifications concerning the Option or Right of First Offer made by either party before or after the execution of this Agreement shall be of no force and effect. However, this Agreement may be altered in the future by written agreement of the parties.

          17.  Governing Law.  This Agreement shall be construed under, and in
               -------------
accordance with, the laws of the State of New Jersey.

          18.  Construction.  In case any one or more of the provisions
               ------------
contained in this Agreement is held to be invalid, illegal or unenforceable in any respect for any reason, such invalidity, illegality or unenforceability shall not affect any other provision of the Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been included. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Notwithstanding anything herein to the contrary, if the end of any notice, cure or activity period falls on a Saturday, Sunday or legal holiday, then said period shall be deemed to end at the end of the next business day; if the Closing falls on a Saturday, Sunday or legal holiday, then said Closing shall be set for the next business day. All headings of sections of this Agreement are inserted for convenience only, and do not form part of this Agreement or limit, expand, or otherwise alter the meaning of any provisions hereof. The rule of ejusdem generis shall not be applicable herein
                                ------- -------
to limit a general
statement, which is followed by an enumeration of specific matters, to matters similar to the matters specifically mentioned. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing that instrument to be drafted.

          IN WITNESS WHEREOF, the parties hereto have respectively executed this Option and Right of First Offer Agreement as of the date and year first above written.

                              OWNER:

                              MISSOURI BOARDWALK, INC.,
                              a New Jersey corporation

Witness:

       /s/                    By:          /s/
-------------------------        -------------------------
Name:  William R. Kendall        Name:  Ben Berzin, Jr.
       Asst. Secretary                  Vice President

                              OPTIONEE:

                              TRUMP PLAZA ASSOCIATES

                              By:   Trump Plaza Funding, Inc.,
                                    a New Jersey corporation,
                                    Managing Partner

Witness:

        /s/                   By:           /s/
-----------------------          ----------------------------
Name:  Fx McCarthy, Jr.          Name:  Kevin DeSanctis


By signature below, Midlantic National
Bank acknowledges its obligations set
forth in Section 15 of this Agreement.


MIDLANTIC NATIONAL BANK

                                       Witness:


By:         /s/                                  /s/
   ----------------------------        -------------------------
   Print Name:  Ben Berzin, Jr.        Name:  William R. Kendall
   Title:  Senior Vice President              Vice President

STATE OF NEW YORK             )
                              )       ss.:
COUNTY OF NEW YORK            )


          I CERTIFY that on June 23, 1993, William R. Kendall personally came before me, and this person acknowledged under oath, to my satisfaction, that:

          (a) this person is the Assistant Secretary of MISSOURI BOARDWALK, INC., the New Jersey corporation named in this document;

          (b) this person is the attesting witness to the signing of this document by the proper corporate officer, who is Ben Berzin, Jr., the Vice President of the corporation;

          (c) this document was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors;

          (d) this person signed this proof to attest to the truth of these facts.


               _________________________________________________
               (Print name of attesting witness below signature)



Signed and sworn to before me
on June 23, 1993:



          /s/
-----------------------------
Notary Public of the
State of New York

Evan K. Gordon
Notary Public
(State of New York)
No. 41-4971159
Qualified in Bronx Court,
Cert filed in New York County
Commission Expires August 27, 1994

STATE OF NEW YORK   )
                    )    ss.:
COUNTY OF NEW YORK  )


          I CERTIFY that on June 23, 1993, Ernest E. East personally came before me, and this person acknowledged under oath, to my satisfaction, that:

          (a) this person is the secretary of Trump Plaza Funding, Inc., the managing general partner of TRUMP PLAZA ASSOCIATES, a New Jersey partnership, respectively, the corporation and the partnership named in this document;

          (b) this person is the attesting witness to the signing of this document by the proper corporate officer, who is Kevin DeSanctis, the President of the corporation which is the managing general partner of the partnership;

          (c) this document was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors, on behalf of the partnership of which it is the managing general partner as the voluntary act of said partnership;

          (d) this person signed this proof to attest to the truth of these facts.


               _________________________________________________
               (Print name of attesting witness below signature)


Signed and sworn to before me
on June 23, 1993:


          /s/
-----------------------------
Notary Public of the
State of New York

Rosemary Vassallo
Notary Public, State of New York
No. 41-5001626
Qualified in Queens County
Commission Expires 9/14/94

STATE OF NEW YORK   )
                    )    ss.:
COUNTY OF NEW YORK  )


          I CERTIFY that on June 23, 1993, William R. Kendall personally came before me, and this person acknowledged under oath, to my satisfaction, that:

          (a) this person is the Vice President of MIDLANTIC NATIONAL BANK, the national banking association named in this document;

          (b) this person is the attesting witness to the signing of this document by the proper corporate officer who is Ben Berzin, Jr., Senior Vice President of the national banking association;

          (c) this document was signed and delivered by the national banking association as its voluntary act duly authorized by a proper resolution of its Board of Directors;

          (d) this person signed this proof to attest to the truth of these facts.


               _________________________________________________
               (Print name of attesting witness below signature)



Signed and sworn to before me
on June 23, 1993:



         /s/
-----------------------------
Notary Public of the
State of New York

Evan V. Gordon
Notary Public, State of New York
No. 41-4971159
Qualified in Bronx County,
Cert filed in New York County
Commission Expires August 27, 1994

                                   SCHEDULE 1
                                   ----------


          1.1  Optionee shall pay and discharge:

          (a) all real estate taxes, assessments, water, water meter (including any expenses incident to the installation, repair or replacement of any water meter) and sewer rents and charges and all other duties, charges, taxes, rents, levies, impositions and sums of every kind or nature whatsoever, extraordinary as well as ordinary, and whether or not now within the contemplation of the parties, as shall, from the date hereof through and including the Termination Date, or any period or periods prior thereto, be imposed by any governmental or public authority on, or become a lien in respect of, the Land or any part thereof, or upon any building or appurtenance thereto or any part thereof, now on or hereafter erected or placed on or in the Land, or upon any sidewalk, or street in front of or adjacent to the Land, or upon the rents payable under the Lease, or which may become due and payable with respect thereto, or by reason thereof, and any and all taxes, assessments, rents (other than Fixed Net Rent under the Lease, which is payable by Trump unless and until the assumption of the Lease by Optionee, and which thereafter shall be the obligation of Optionee) and charges of any kind whatsoever levied, assessed or imposed upon the Land, upon any building or appurtenance thereto now or hereafter erected or placed on or in the Land, or the rents under the Lease in lieu of or in addition to the foregoing, under or by virtue of any present or future laws, rules, requirements, orders, directives, ordinances or regulations of the United States of America, or of the State, County or City government, or any municipal bureau, district, department or lawful authority whatsoever;

          (b) all charges for fire alarm service, water, gas, electricity, steam and all other public utility or similar services or services furnished to the Land or to any improvements located thereon from the date hereof through and including the Termination Date, or any period or periods prior thereto, and all fees and charges of the Federal, State, County or City government or any municipal bureau, district, department or lawful authority whatsoever, for the construction, maintenance or use, from the date hereof through and including the Termination Date, or any period or periods prior thereto, of any vault, passageway or space in or over or under any street or sidewalk adjacent to the Land, or for the construction, maintenance, use or occupancy from the date hereof through and including the Termination Date, or any period or periods prior thereto, of any part of any building now or hereafter erected on the Land;

          (c) all taxes and assessments which shall or may from the date hereof through and including the Termination Date be charged, levied, assessed or imposed upon, or become a lien upon, any personal property located on the Land of Owner, the tenant under the Lease or the Optionee;

          (d) all unpaid real estate taxes, assessments, water charges and sewer rents attributable to any period or periods prior to the Term, including all delinquent taxes, assessments, water charges and sewer rents and the interest and other penalties thereon, Optionee hereby covenanting and agreeing to redeem all tax sale certificates currently held by Nassau Viking Associates by not later than May 1, 1994 and to pay all installment payments required under the tax redemption installment agreement between Trump and the City of Atlantic City, New Jersey, pertaining to delinquent taxes on the Land and the improvements thereon, as such installments shall become due pursuant to such agreement, but in any event prior to the expiration or termination for any reason (whether upon default or otherwise) of the Term. Upon written request of Owner, Optionee shall provide Owner with evidence confirming that the foregoing payments have been made in a timely manner;

          (e) all insurance premiums required as to the tenant's leasehold interest under the Lease and Optionee's permitted activities with respect to the Property, as set forth in this Agreement, all such coverages being substantially similar to those coverages currently held by Optionee in connection with its casino and hotel properties located in Atlantic City, New Jersey;

          (f) all rent, additional rents and other costs and expenses of every kind and character payable by the tenant and arising under that certain Amended Lease of a portion of the Land, dated March 9, 1979, among Albert Rothenberg and Robert Rothenberg, as lessors, and Boardwalk Properties, Inc. ("BPI"), as
                                                                ---
lessee, which Amended Lease was assigned by BPI to Trump pursuant to a certain Assignment and Assumption of Tenant's Interest in Lease dated March 18, 1989 and a certain Assignment and Assumption of Tenant's Interest in Lease dated May 18, 1989, as the same has been assigned by Trump to Owner by assignment dated as of or prior to the date hereof, and as said lease may be amended, supplemented or otherwise modified from time to time, and Optionee covenants and agrees to send to Owner copies of the checks paying said rent and other expenses concurrently with the payment thereof;

          (g) all costs and expenses incurred by Optionee in its demolition and removal of all improvements currently located on the Land; provided, however,
(i) Optionee covenants and agrees to
demolish and remove all such improvements prior to the first anniversary of the date hereof, except for those improvements known as the "Holiday Inn Hotel" and located on a portion of Lot 86 in Block 38 on the Official Tax Maps of the City of Atlantic City, New Jersey; (ii) upon the expiration or termination for any reason (whether upon default or otherwise) of the Term, unless the "Holiday Inn Hotel" as it then exists is accepted, as is, by Owner, Optionee shall, at its option, either cause, at its expense, the demolition of the "Holiday Inn Hotel" as it then exists, or shall pay Owner in immediately available funds an amount equal to such demolition costs, as such costs are mutually agreed to by the parties or, if the parties are unable to agree, as may be determined by a court of competent jurisdiction; and (iii) Optionee shall obtain all permits, approvals, licenses and consents required by law for such demolition and shall procure and maintain all appropriate insurance coverages during the course thereof;

          (h) all costs and expenses incurred by Optionee in its development of the Property and construction of improvements thereon, to the extent such development and construction is permitted under Section 8 of this Agreement; and

          (i) all other costs and expenses of whatever kind or character now or hereafter assessed against or imposed upon the Property or Owner as the owner thereof by a governmental or public authority or otherwise required by applicable law (including, without limitation, any hazardous materials or environmental cleanup or remediation) or otherwise attributable to the Optionee hereunder or to the tenant or lessee under the Lease, other than the payment of Fixed Net Rent thereunder (unless and until the assumption of the Lease by Optionee, and thereafter the payment of Fixed Net Rent shall be the obligation of optionee); provided, however, nothing contained in this Schedule 1 or elsewhere in this Agreement shall be construed so as to require Optionee to pay or be liable for (1) any gift, inheritance, estate, franchise, income, profits, capital or similar tax, or any tax in lieu of any of the foregoing, imposed upon Owner, or (2) any internal or administrative expenses of Owner in monitoring its rights hereunder or any costs or expenses (other than reasonable out-of-pocket expenses of Owner (including, without limitation, reasonable attorneys' fees), which shall be reimbursed to Owner by optionee) incurred if Owner is required to obtain or maintain any permits or licenses pursuant to the New Jersey Casino Control Act.

          1.2 Optionee shall be deemed to have complied with the foregoing covenant of Section 1.1 of this Schedule 1 with respect to payments to be made to any governmental or public authority if payment of all such taxes (except as hereinafter provided in Section 1.4 of this Schedule 1), assessments, water, water meter and sewer rents and charges, or of any other governmental impositions, duties and charges, and all other such costs and expenses described therein is made by Optionee prior to the expiration of the period within which payment is permitted without penalty or interest, and if Optionee shall promptly procure official receipts from the appropriate taxing authority, if available, evidencing such payment and shall within twenty (20) days after the receipt of said official receipts and at the request of Owner exhibit the same to Owner or such other evidence of payment as Owner shall reasonably request. Notwithstanding anything to the contrary, if any assessment payable pursuant to this Agreement by Optionee is permitted to be paid in installments, Optionee shall have the right, at its option, to pay same in installments. Owner shall promptly provide Optionee with all tax bills and other Property assessments which come into Owner's possession.

          1.3 In any action or proceeding involving any question arising under the provisions of this Schedule 1, a search, certificate or receipt, made or given by any officer, person or corporation legally authorized to make or give the same, showing or purporting to certify or show that any such tax, assessment,, water, water meter or sewer rent or charge or other item against or affecting the Land or the improvements located thereon is due and payable on the date of said search or certificate, or has been paid, shall be prima facie
                                                               -----------
evidence that such tax, assessment, water, water meter or sewer rent or charge or other item was due and payable or a lien upon or charge against the Land or such improvements, or was paid. Owner shall be protected in any action which it may take in reliance upon any such certificate, search or receipt.

          1.4 Optionee may contest in good faith, by appropriate proceedings at its own expense, any such tax, assessment, water, water meter or sewer rent or charge or similar item payable to any governmental or public authority or to any other party except Owner, provided that if such tax or assessment is then due and payable, Optionee either (i) shall have deposited with Owner the amount of the item so contested, together with such additional sums as may reasonably be required to cover interest or penalties accrued or to accrue on any such item or items, (ii) where permitted by law, paid the same under protest, or (iii) shall certify to Owner that Optionee has maintained adequate reserves therefor or accrued the estimated liability on Optionee's balance sheets for payment thereof. If such contest involves real estate taxes, any additional taxes, interest, court costs and penalties or other charges directed to be paid as a result of such contest shall be forthwith deposited by Optionee with Owner or adequately reserved for in order to enable Owner to comply with the adjudication of said contest. Nothing herein contained, however, shall relieve Optionee of the obligation and duty to pay and discharge such contested items, as finally adjudicated, with interest and penalties, and all other charges direct to be paid in or by any such adjudication less such sums as have been deposited with Owner. Any such contest or legal proceeding shall be commenced by Optionee as soon as reasonably possible after the imposition of any contested item and shall be prosecuted to final adjudication with all promptness and dispatch, except, however, Optionee may in its discretion consolidate any proceeding to obtain a reduction in the assessed valuation of the Land and the improvements located thereon for tax purposes relating to any tax year with any similar proceeding or proceedings relating to one or more other tax years. Anything to the contrary notwithstanding, (a) in the case of a permitted contest involving a claim asserted by a mechanic, materialman, supplier or vendor, such contest proceeding must suspend the collection thereof from Optionee and the Property, and (b) Optionee shall pay all such contested items before the time when the Land or any part thereof would be subject to any significant risk of forfeiture as a result of non-payment or if Owner shall be subject to any civil or criminal penalty or liability arising out of the non-payment thereof. Owner shall not, without Optionee's prior approval, which shall not be unreasonably withheld or delayed, make or finally agree to any settlement, compromise or other disposition of any such proceedings or discontinue or withdraw any such proceedings, or accept any refund or other adjustment of or credit for any tax, assessment, water rent, rate or charge, sewer rent or other governmental imposition or charge aforementioned as the result of any such proceedings. Any refunds resulting from any contest by Optionee shall belong to Optionee, even if the action was brought by Optionee in Owner's name.

          1.5 All taxes, assessments, water, water meter or sewer rents or charges, duties, impositions, license and permit fees, charges for public utility or similar services, payments and other charges of every kind and nature provided to be paid by Optionee under this Schedule 1 whether accrued or prepaid, as the case may be, shall be apportioned between Owner and Optionee as of the Termination Date in accordance with the usual practice and custom then in effect in the City of Atlantic City, New Jersey; provided, however, Owner shall be entitled to deduct from the sums due to Optionee hereunder any such sums as may then be due from Optionee if Optionee shall then be in default in the performance of any of the terms, covenants and conditions of this Agreement on Optionee's part to be performed.

          1.6 If by law any assessment for a public improvement with respect to the Land or any improvements thereon is payable, at the option of the taxpayer, in installments, Optionee may, whether or not interest shall accrue on the unpaid balance thereof, pay the same, and any accrued interest or any unpaid balance thereof, in installments, as each installment becomes due and payable, but in any event before any fine, penalty, interest or cost may be added thereto for non-payment of any installment or interest, or if Owner shall be subject to any civil or criminal penalty or liability arising out of the non-payment thereof.

          1.7 Owner and Optionee covenant and agree that, during the Term, each will cooperate with the other in obtaining and retaining any tax exemptions for which the Land or the improvements now or hereafter located thereon may be eligible pursuant to any statute, law, ordinance, rule or regulation now or hereafter enacted, and each will execute and file any and all documents and instruments reasonably necessary to obtain and retain any such exemption, provided that such action on the part of Owner shall be at the sole cost and expense of Optionee. Optionee shall deliver to Owner copies of all preliminary and final certificates or other instruments evidencing any such tax exemption obtained for the Land as and when Optionee receives such certificates or other instruments from the appropriate governmental agency.

          1.8 Nothing in this Schedule 1 or elsewhere in this Agreement shall require Optionee to pay debt service under, or any other costs and expenses in connection with, any fee mortgages on Owner's interest in the Property, all of which shall be the sole obligation of Owner.

                                   SCHEDULE 2
                                   ----------


                   SECTION 1 -- OPTIONEE'S RIGHT TO CONSTRUCT

          2.1-1 Optionee shall have the right, but shall not be obligated, to refurbish and/or construct on the Property at Optionee's own cost and expense, any hotel, parking deck structures, skyway connections and related improvements (said hotel and related improvements are sometimes hereinafter collectively referred to as the "Building").
                    --------

          2.1-2  In the event Optionee elects to construct the Building:

          (a) All plans and specifications for the Building will be prepared and completed by a licensed architect;

          (b) Optionee will furnish Owner with copies of all plans and specifications for the Building as and when such plans are received by Optionee;

          (c) Owner's approval of any of the said plans and specifications for the Building shall be required, which approval shall not be unreasonably withheld or delayed (Owner acknowledging hereby that it would be unreasonable for it to withhold approval from Building plans and specifications calling for a hotel facility to be constructed in a good and workmanlike manner and having a quality of construction and caliber of materials as is generally applicable to other reputable non-casino Boardwalk hotels located in Atlantic City);

          (d) Within ninety (90) days after completion of the Building, Optionee shall furnish Owner with one complete set of "as built" plans, drawings and specifications of the Building; and

          (e) Either (i) Owner's written approval of the contractor(s) hired by Optionee to perform said work shall be required, which contractor(s) shall be bondable and of sound financial standing and business reputation, or (ii) Owner shall be named as obligee under a surety bond or bonds covering performance and labor and material payments with respect to such work, issued by a reputable surety company, and in form and content as is customary for such work, or (iii) if such surety bond or bonds shall be unobtainable, Optionee shall deliver to Owner security by cash, letter of credit or other guarantee, affording substantially the same protection as would such bond or bonds.

          2.1-3 Optionee shall procure, at its own cost and expense, all permits requisite to the construction of the Building and shall, during the construction thereof, comply with all applicable laws. The Building shall, when completed, comply with all applicable laws, and with all requirements of the Fire Insurance Rating Organization or similar body and of any liability insurance company insuring Owner against liability for accidents in or connected with the Property or the Improvements.

          2.1-4    (a) Owner will, within a reasonable time after receipt of
written request therefor by Optionee, execute any documents necessary to be signed on its part to obtain Certificates of Occupancy for the Building. If Owner shall incur any expense thereby, Optionee shall assume such payment or, if Owner shall be subjected to any liability thereby, optionee shall agree to hold Owner harmless therefrom, in form and substance satisfactory to Owner.

          (b) Title to the Building shall be in Owner, subject to the tenant's interest thereto under the Lease, if then in effect, and subject to those access rights afforded under Section 8 of this Agreement.

          2.1-5 Prior to the actual commencement of demolition work on any improvements on the Property, Optionee shall deliver to Owner certificates of insurance reasonably satisfactory to Owner and naming Owner as an additional insured, which insurance shall be maintained and kept in force by Optionee as may be necessary or appropriate to protect Owner from all liabilities and to protect Owner's interests in the Property.


                             SECTION 2 -- INSURANCE

          2.2-1 From the date hereof through and including the Termination Date, Optionee shall:

          (a) Keep the improvements and equipment on in or appurtenant to the Land at the commencement of the Term and thereafter erected thereon or therein (the "Improvements") insured for the benefit of Owner against loss or damage by fire with all standard extended coverage, in an amount which will comply with the co-insurance clause applicable to the location and character of the Improvements, but not less than 80% of the full replacement value thereof. Supplementing the foregoing, said fire insurance shall:

                 (1) be written on a replacement cost basis;

                 (2) be issued by such insurance companies licensed to do business in the State of New Jersey under insurance policies in form and content reasonably satisfactory to Owner;

                 (3) comply with any changes in requirements applicable to the Land or the Improvements by the applicable Fire Insurance Rating Organization, or any similar body, or by law;

                 (4) be carried in favor of Owner, and any fee mortgagee(s), as additional insureds and as their interests may appear, and shall also name Optionee, and any leasehold mortgagee, as their interests may appear;

                 (5) effectively provide that the respective interests of Owner, any fee mortgagee(s) and any leasehold mortgagee, shall not be subject to cancellation by reason of any act or omission of optionee; and

                 (6) provide that, subject to the rights of any leasehold mortgagee whose interest may be covered by such policies, the loss, if any, under any such policies shall be adjusted by Optionee, with the participation and approval of Owner, and paid by the insurance company or companies as provided in Section 2.8 of this Schedule 2; and

          (b) provide Owner with public liability insurance, elevator insurance, boiler and machinery insurance, garage keeper's legal liability insurance as may from time to time be reasonably required by Owner as insurance against insurable hazards which are customarily and generally required to be insured with respect to similar Improvements, with due regard for the height and depth and type of building, its construction and use and occupancy. Such public liability insurance shall be in limits not less than $100,000,000 combined single limit coverage for personal injury and property damage with respect to any one occurrence. Such personal injury and property damage liability policies shall cover the Improvements, the appurtenances as well as the sidewalks adjacent to the Improvements or the Land. All the insurance described in this subparagraph (b) shall be carried in favor of and insure Owner (and any fee mortgagee(s)) and Optionee and any leasehold mortgagee, as additional insureds and as their interests may appear. In the event of any dispute between Owner and Optionee with respect to such other insurance as Owner may reasonably require from time to time, as above provided, such dispute shall be arbitrated pursuant to the provisions of Article Twenty of the Lease.

          2.2-2 Optionee shall procure policies for all said insurance for periods of from one (1) to five (5) years, as Optionee shall elect, and shall deliver to Owner the originals or certified copies of such policies, if obtainable, or if not obtainable, certificates thereof with evidence, by stamping or otherwise, of the payment of the premiums thereon.

          2.2-3 Thirty (30) days prior to the expiration of each such policy, Optionee shall pay the premiums for renewal insurance and prior to said period shall deliver to Owner the original policy or a duplicate thereof and duplicate receipt evidencing the payment thereof.

          2.2-4    All premiums and charges for all of said policies shall be paid by Optionee, and if Optionee shall fail to make any such payment when due, or to carry or renew any such policy, Owner may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Owner, with interest thereon at the Default Rate set forth in the Lease, shall be repaid to Owner by Optionee on demand and Optionee shall have as to all such amounts so repayable, together with such interest, all of the remedies herein or by law provided for the collection of such amounts. Payment by Owner of any such premium or the carrying by Owner of any such policy shall not be deemed to waive or release the default of Optionee with respect thereto.

          2.2-5 Optionee shall not violate or permit to be violated any of the conditions or provisions of any such insurance policy, and Optionee shall perform and satisfy the reasonable requirements of the companies writing such insurance policies.

          2.2-6 Subject to Section 2.2 of this Schedule 2, all of the insurance policies to be obtained and maintained by Optionee under this Schedule 2 of the Agreement shall be held by Owner or any fee mortgagee(s).

          2.2-7 Optionee shall not carry separate insurance, concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Optionee under the provisions of this Schedule 2 if the effect of such separate insurance would be to reduce the protection or the payment to be made under said insurance required to be furnished by Optionee, unless Owner (and the fee mortgagee(s), where said insurance required to be carried requires the inclusion of the fee mortgagee(s)) are included as additional insureds with loss payable as hereinabove provided. Optionee shall promptly notify Owner of the issuance of any such separate insurance and shall cause such policies to be delivered to Owner and the fee mortgagee(s) as provided in this Schedule 2.

          2.2-8  The loss proceeds of any fire or casualty insurance:

          (a) if less than $500,000 shall be paid to Optionee as a trust fund, deposited in a separate bank account maintained by Optionee and applied to the repair and restoration of the damage of the Improvements; or

          (b) if in excess of $500,000 shall be paid to and deposited with an institution to act as insurance trustee which is mutually satisfactory to Owner, Optionee and any fee and leasehold mortgagees (in such capacity, the

"Depositary") , which shall make available the proceeds of such insurance to
 ----------
repair the damage or replace or rebuild the Improvements as more particularly hereafter provided in Article 13 of the Lease.

          2.2-9    All insurance policies carried by either party covering the
Land and the Improvements shall expressly waive any right on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clauses or endorsement so long as the same shall be obtainable without extra cost or, if extra cost shall be charged therefor, so long as the other party pays such extra cost, and the other party, at its or his election, may pay the same, but shall not be obligated to do so. Both Owner and Optionee waive any and all rights of recovery, claim, action or cause of action against the other, their agents, officers, directors and employees for any loss or damage that may occur to the Land, the contents thereof or the Improvements, by reason of fire, the elements or any other cause which could be insured against under the terms of a standard fire and extended coverage insurance policy or policies, regardless of cause or origin.

                                   EXHIBIT A
                                   ---------

                              PROPERTY DESCRIPTION
                              --------------------

PARCEL A - OWNED LAND
--------   ----------

ALL THAT CERTAIN lot, tract, or parcel of land and premises situate, lying and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at a point in the westerly line of Missouri Avenue (50 feet wide), said point being distant 227.10 feet south of the southerly line of Pacific Avenue (60 feet wide), and extending thence

1. South 27 degrees 28 minutes 00 seconds East, in and along the westerly line of Missouri Avenue, 496.46 feet to the Inland or Interior Line of Public Park; thence

2. South 27 degrees 28 minutes 00 seconds East, continuing in and along the westerly line of Missouri Avenue if same were extended, 1276.44 feet to the Riparian Commissioners Exterior Line, said line being located 2000.00 feet south of and parallel with Pacific Avenue; thence

3. South 62 degrees 32 minutes 00 seconds West, in and along said Riparian Commissioners Exterior Line, 150.00 feet to the easterly line of Columbia Place (50 feet wide), if same were extended southwardly; thence

4. North 27 degrees 28 minutes 00 seconds West, in and along said extended easterly line of Columbia Place, 1293.86 feet to the Inland or Interior Line of Public Park; thence

5. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Columbia Place, 306.14 feet; thence

6.   North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     63.00 feet; thence

7.   North 27 degrees 28 minutes 00 seconds West, parallel with Columbia Place,
     77.90 feet; thence

8.   North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     12.00 feet; thence

9.   North 27 degrees 28 Minutes 00 seconds West, parallel with Missouri Avenue,
     95.00 feet; thence

10.  North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     75.00 feet to the point and place of BEGINNING.

IN compliance with Chapter 157, Laws of 1977 premises are herein known as Lots 3, 4, 75, 23 and 86 in Block 38 on the official tax map of Atlantic City, New Jersey.

PARCEL B - LEASED LAND
--------   -----------

ALL THAT CERTAIN lot, tract, or parcel of land and premises situate, lying and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at the southwesterly corner of Pacific Avenue (60 feet wide) and Missouri Avenue (50 feet wide), and extending thence

1. South 27 degrees 28 minutes 00 seconds East, in and along the westerly line of Missouri Avenue, 182.10 feet; thence

2.   South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     75.00 feet; thence

3.   North 27 degrees 28 minutes 00 seconds West, parallel with Missouri Avenue,
     82.10 feet; thence

4.   North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     15.00 feet; thence

5.   North 27 degrees 28 minutes 00 seconds West, parallel with Missouri Avenue,
     100.00 feet to the southerly line of Pacific Avenue; thence

6. North 62 degrees 32 minutes 00 seconds East, in and along the southerly line of Pacific Avenue, 60.00 feet to the point and place of BEGINNING.

IN compliance with Chapter 157, Laws of 1977 premises are herein known as Lot 1 in Block 38 on the official tax map of Atlantic City, New Jersey.

PARCEL C - OWNED LAND
--------   ----------

ALL THAT CERTAIN lot, tract, or parcel of land and premises situate, lying, and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at a point in the Southerly line of Pacific Avenue (60 feet wide), said point being distant 60.00 feet west of the westerly line of Missouri Avenue (50 feet wide), and extending thence

1.   South 27 degrees 28 minutes 00 seconds East, parallel with Missouri Avenue,
     100.00 feet; thence

2.   South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     15.00 feet; thence

3.   South 27 degrees 28 minutes 00 seconds East, parallel with Missouri Avenue,
     82.10 feet; thence

4.   North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     75.00 feet to the westerly line of Missouri Avenue; thence

5. South 27 degrees 28 minutes 00 seconds East, in and along the westerly line of Missouri Avenue, 45.00 feet; thence

6.   South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     75.00 feet; thence

7.   North 27 degrees 28 minutes 00 seconds West, parallel with Missouri Avenue,
     1.00 feet; thence

8.   South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     75.00 feet; to the easterly line of Columbia Place (50 feet wide); thence

9. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Columbia Place, 133.00 feet; thence

10.  North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     43.00 feet; thence

11.  North 27 degrees 28 minutes 00 seconds West, parallel with Missouri Avenue,
     3.50 feet; thence

12.  North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     17.00 feet; thence

13.  North 27 degrees 28 minutes 00 seconds West, parallel with Missouri Avenue,
     19.50 feet; thence

14.  South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     60.00 feet to the easterly line of Columbia Place (50 feet wide); thence

15. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Columbia Place, 16.00 feet; thence

16.  North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     60.00 feet; thence

17.  North 27 degrees 28 minutes 00 seconds West, parallel with Missouri Avenue,
     54.10 feet to the southerly line of Pacific Avenue; thence

18. North 62 degrees 32 minutes 00 seconds East, in and along the southerly line of Pacific Avenue, 30.00 feet to the point and place of BEGINNING.

IN compliance with Chapter 157, Laws of 1977 premises are herein known as Lots 2, 43, 44, 58, 60, 61, 62, 52, 63, 84, 85 and a certain 7 foot by 58 foot alley located between lots 52 and 63 in Block 38 on the official tax map of Atlantic City, New Jersey.

PARCEL D - OWNED-LAND
--------   ----------

ALL THAT CERTAIN lot, tract or parcel of land and premises situate, lying and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at a point in the easterly line of Columbia Place (50 feet wide), said point being distant 249.10 feet south of the southerly line of Pacific Avenue (60 feet wide), and extending thence

1.   North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     58.00 feet; thence

2.   North 27 degrees 28 minutes 00 seconds West, parallel with Columbia Place,
     3.50 feet; thence

3.   North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     17.00 feet; thence

4.   South 27 degrees 28 minutes 00 seconds East, parallel with Columbia Place,
     76.50 feet; thence

5.   South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     75.00 feet to the easterly line of Columbia Place; thence

6. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Columbia Place, 73.00 feet to the point and place of BEGINNING.

IN compliance with Chapter 157, Laws of 1977 premises are herein known as Lots 66, 67 and 93 in Block 38 on the official tax map of Atlantic City, New Jersey.

PARCEL E - OWNED LAND
--------   ----------

ALL THAT CERTAIN lot, tract, or parcel of land and premises situate, lying, and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at a point in the easterly line of Columbia Place (50 feet wide), said point being distant 352.10 feet south of the southerly line of Pacific Avenue (60 feet wide), and extending thence

1.   North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     63.00 feet; thence

2.   South 27 degrees 28 minutes 00 seconds East, parallel with Columbia Place,
     47.90 feet; thence

3.   South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     63.00 feet to the easterly line of Columbia Place; thence

4. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Columbia Place, 47.90 feet to the point and place of BEGINNING.

IN compliance with Chapter 157, laws of 1977 premises are herein known as Lots 88, 89 and 90 in Block 38 on the official tax map of Atlantic City, New Jersey.

                                   EXHIBIT B
                                   ---------

                                TITLE EXCEPTIONS
                                ----------------


1. FEE/LEASEHOLD MORTGAGE: by and between Donald J. Trump and Midlantic National Bank, dated November 29, 1989 recorded December 4, 1989 in Mortgage Book 4288 page 121; to secure $37,000,000.00.

2. COLLATERAL ASSIGNMENT OF LEASE OR LEASES: by and between Donald J. Trump to Midlantic National Bank, dated November 29, 1989 recorded December 4, 1989 in Deed Book 5007 page
     224.

3. FINANCING STATEMENT: Donald J. Trump (Debtor) to Midlantic National Bank (Secured Party) filed December 4, 1989 #5587. (NOTE: Above Financing Statement was filed with the Secretary of State of New Jersey December 11, 1989, as #1309052)

4. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $19,306.44 for Block 38 and Lot 66 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 16.

5. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $16,203.37 for Block 38 and Lot 90 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 18.

6. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $22,444.46 for Block 38 and Lot 85 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 20.

7. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $22,444.46 for Block 38 and Lot 84 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 22.

8. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $22,444.46 for Block 38 and Lot 62 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 24.

9. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $22,444.46 for Block 38 and Lot 61 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 26.

10. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $17,718.49 for Block 38 and Lot 60 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 28.

11. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $14,691.18 for Block 38 and Lot 58 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 30.

12. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $19,305.44 for Block 38 and Lot 52 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 32.

13. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $51,983.33 for Block 38 and Lot 4 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 34.

14. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $45,497.49 for Block 38 and Lot 43 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 36.

15. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $51,983.33 for Block 38 and Lot 2 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 38.

16. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $57,775.72 for Block 38 and Lot 3 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 40.

17. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $104,519.84 for Block 38 and Lot 75 dated August 6, 1992 recorded December 7, 1992 in Mortgage Book 4912 page 270.

18. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $687,048.38 for Block 38 and Lot 86 dated August 6, 1992 recorded December 7, 1992 in Mortgage Book 4912 page 272.

19. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $11,706.28 for Block 38 and Lot 89 dated August 6, 1992 recorded December 15, 1992 in Mortgage Book 4919 page 114.

20. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $16,497.65 for Block 38 and Lot 88 dated August 6, 1992 recorded December 15, 1992 in Mortgage Book 4919 page 116.

21. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $21,870.48 for Block 38 and Lot 67 dated August 6, 1992 recorded December 15, 1992 in Mortgage Book 4919 page 118.

22. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $19,306.44 for Block 38 and Lot 63 dated August 6, 1992 recorded December 15, 1992 in Mortgage Book 4919 page 120.

23. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $43,877.49 for Block 38 and Lot 93 dated August 6, 1992 recorded December 15, 1992 in Mortgage Book 4919 page 122.

24. Taxes, charges and assessments subsequent to December 31, 1990 except as paid in the sum of $286,246.08.

25. As to Parcel A: Rights granted to the Atlantic City Electric Company in Deed Book 1025 page 455, and Deed Book 1025 page 461. (Affects Lots 3, 4, Block 38)

26. Rights of City of Atlantic City and the General Public as set forth in Boardwalk and Park Grants in Deed Book 205 page 1, and Deed Book 423 page
     136. (Affects Lot 86, Block 38)

     (Affects lands waterward of the Interior Line of the Park-Boardwalk only)

27. Rights granted to the Atlantic City Electric Company in Deed Book 1027 page 125.

28. The estate to be guaranteed in that portion of the insured premises flowed by tide water of Atlantic Ocean, shall be limited to such estate as the State of New Jersey, through its Riparian Commissioners, grants to Riparian Owners, said estate in this instance having been granted to The Seaview Hotel Company, grant dated October 27, 1883 and recorded on November 10, 1883 in Deed Book 97 page 26. It is hereby certified that the grantee in said grant was the upland owner at the time the grant was issued.

29. Rights of general public in and to the beach. (Affects Lot 23) (Affects lands waterward of the Interior Line of the Park-Boardwalk only).

30. Paramount Rights of the United States Government to establish harbor, bulkhead or pierhead lines or to change or alter any such existing lines and to remove or compel the removal of fill and improvements thereon (including buildings or other structures) from land now or formerly lying the high water mark of the Atlantic Ocean without compensation. (Affects Parcel A).

31.  As to Parcel B:

     GROUND LEASE: Albert Rothenberg, and Robert Rothenberg, to Four Seasons Motel Inc., dated June 16, 1969 recorded June 18, 1969 in Deed Book 2478 page 276.

     a. ASSIGNMENT OF LEASE (Assigns Lease in Deed Book 2478 page 276) Four Seasons Motel Inc. to Isadore Mokrin and Dorothy Mokrin, dated January 31, 1978 recorded February 9, 1978 in Deed Book 3205 page 48.

     b. ASSIGNMENT OF LEASE: from Isadore Mokrin and Dorothy Mokrin, to Isadore Mokrin and Dorothy Mokrin Partnership, dated February 1, 1978 recorded February 9, 1978 in Deed Book 3205 page 52.

     c. ASSIGNMENT OF LEASE WITH ASSUMPTION OF LEASE BY ASSIGNEE: from Isadore Mokrin and Dorothy Mokrin Partnership to Boardwalk Properties Inc., a New Jersey Corporation dated March 13, 1978 recorded March 21, 1978 in Deed Book 3215 page 5.

     d. AMENDED LEASE: between Albert Rothenberg and Robert Rothenberg, and Boardwalk Properties Inc., a New Jersey Corporation dated March 9, 1979 in Deed Book 3332 page 33.

     e. ASSIGNMENT AND ASSUMPTION OF TENANTS INTEREST: by and between Boardwalk Properties Inc., a New Jersey Corporation and Donald J. Trump dated March 18, 1989 recorded March 20, 1989 in Deed Book 4865 page 223.

     f. ASSIGNMENT AND ASSUMPTION OF TENANTS INTEREST IN LEASE: by and between Boardwalk Properties Inc., a New Jersey

          Corporation and Donald J. Trump dated May 18, 1989 recorded June 19, 1989 in Deed Book 4921 page 183.

     g. ASSIGNMENT AND ASSUMPTION OF TENANT'S INTEREST IN LEASE: by and between Donald J. Trump and Missouri Boardwalk, Inc., dated June 24, 1993 recorded June __, 1993 in Deed Book ____ page _____.

32.  Rights granted to the Atlantic City Electric Company in Deed
     Book 1027 page 28.

33. Fee title to Parcel B appears of record in Albert Rothenberg and Robert Rothenberg of virtue of the following Deeds viz:

     a. Being the same premises with Max Berman (widow) by a deed dated January 6, 1964, recorded January 9, 1964 in Atlantic County in Deed Book 2201 page 76, granted and conveyed unto Albert Rothenberg, married man, and Robert Rothenberg, married man, in fee.

     b. Also being the same premises which Carolyn Rothenberg (wife of Robert Rothenberg) by a deed dated January 28, 1966 and recorded February 8, 1966 in Atlantic County in Deed Book 2315 page 363 granted and conveyed unto Robert Rothenberg, in fee to release dower interest.

     c. Also being the same premises which Edna Rothenberg (wife of Albert Rothenberg) by a deed dated January 28, 1966 recorded February 8, 1966 in Atlantic County, in Deed Book 2315 page 367 granted and conveyed unto Albert Rothenberg in fee to release dower interest.

34. Estate and Interest insured (Parcel B) is limited to the right of possession acquired under a lease dated June 16, 1969 and recorded in Deed Book 2478 page 276.

     As to Parcels C, D and E:

35. Rights of adjoining owners, and appurtenant rights in and to all alleyways that now exist on the subject lands.

36.  Rights granted to the Atlantic City Electric as follows:

     a.   Deed Book 1028 page 8, Affects Lot 84
     b.   Deed Book 1025 page 458, Affects Lot 85
     c.   Deed Book 1027 page 39, Affects Lot 63
     d.   Deed Book 1025 page 456, Affects Lot 43
     e.   Deed Book 1481 page 188, Affects Lot 83

     f.   Deed Book 1481 page 190, Affects Lot 84
     g.   Deed Book 1027 page 33, Affects Lot 52
     h.   Deed Book 1026 page 104, Affects Lot 58
     i.   Deed Book 1025 page 464, Affects Lot 60
     j.   Deed Book 1027 page 40, Affects Lot 61
     k.   Deed Book 1475 page 253, Affects Lot 61
     l.   Deed Book 1475 page 255, Affects Lot 62
     m.   Deed Book 1028 page 7, Affects Lot 66
     n.   Deed Book 1028 page 9, Affects Lot 67
     o.   Deed Book 1025 page 332, Affects Lots 88, 89 & 90
     p.   Deed Book 1027 page 38, Affects Lot 93

37. Rights of adjoining owner (Lot 74) Northwest of Parcel E in and to an alleyway, 3 feet wide, that now exists along the Northwest line of Parcel E (Lot 88) as granted in Deed Book 674 page 83.